                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         Pacific Capital Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           PACIFIC CAPITAL BANCORP

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 22, 1997


TO THE SHAREHOLDERS:

            The Annual Meeting of Shareholders of Pacific Capital Bancorp
(the "Company"), a California corporation and bank holding company for First National Bank of Central California and South Valley National Bank will be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California on Thursday, May 22, 1997, at 4:00 p.m. for the following purposes:

            1. To elect directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

            2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the 1997 fiscal year; and

            3. To transact such other business as may properly come before the meeting.

            The foregoing items of business are more fully described in the accompanying Proxy Statement.

            The Bylaws of Pacific Capital Bancorp provide for the nomination of Directors in the following manner:

            Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of Directors; provided however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of the Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

            The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          /s/ JAMES L. GATTIS


                                          JAMES L. GATTIS, SECRETARY
SALINAS, CALIFORNIA
APRIL 21, 1997

            WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                               PROXY STATEMENT
                                     OF
                           PACIFIC CAPITAL BANCORP
                               307 MAIN STREET
                          SALINAS, CALIFORNIA 93901


                   INFORMATION CONCERNING THE SOLICITATION

            This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by, and on behalf of, the Board of Directors of Pacific Capital Bancorp, a California corporation and bank holding company (the "Company") for First National Bank of Central California and South Valley National Bank (the "Banks"), for use at the Annual Meeting of Shareholders of the Company to be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California at 4:00 p.m. on May 22, 1997 (the "Meeting"). Only shareholders of record on March 31, 1997, (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 4,090,757 shares of its no par value common stock (the "Common Stock").

            This Proxy Statement and the accompanying form of proxy is being sent or given to shareholders on or about April 21, 1997.

            Shareholders of the Company's Common Stock are entitled to one vote for each share held except for the election of directors where each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all of his or her votes for a single candidate or distribute such votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy.

            Any person giving a proxy in the form accompanying this statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Company. Such proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person.

            The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to shareholders. Copies of the proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and the Banks may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which the Company will bear.

            Each of the Company's proposals described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting if a quorum is present. Each valid returned proxy which is not revoked will be voted in the election of directors "FOR" the Company's nominees for the Board of Directors, "FOR" Proposal No. 2 as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    --------------------------------------------------------------

            The Company has only one class of shares, Common Stock, outstanding. As of the Record Date, no person or group known to the Company owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock.

            The following table sets forth certain information regarding Common Stock beneficially owned as of the Record Date by those persons nominated by the Board of Directors for election as directors, as well as all directors and officers of the Company as a group. The person named in the table possesses sole voting power, except as otherwise indicated in the notes to the table.



                                                                      Amount and Name of                     Percent of
Name of Beneficial Owner               Office                         Beneficial Ownership (1)               Class (2)
------------------------------------------------------------------------------------------------------------------------

Charles E. Bancroft                    Director                       25,896(3)                              *

Dennis A. DeCius                       EVP and CFO                    22,913(4)                              *

Gene DiCicco                           Director                       27,884(3)(5)                           *

Dale R. Diederick                      EVP & Loan Administrator       4,581(6)                               *

Lewis L. Fenton                        Director                       33,561(3)(7)                           *

Gerald T. Fry                          Director                       23,974(3)(8)                           *

James L. Gattis                        Director, Secretary            31,639(3)                              *

Eugene R. Guglielmo                    Director                       43,215(9)                              1.06%

Stanley R. Haynes                      Director                       30,505(3)(10)                          *

D. Vernon Horton                       Director, Chairman             73,186(11)                             1.78%

Hubert W. Hudson                       Director                       39,856(12)                             *

William J. Keller                      Director                       32,988(3)(13)                          *

Roger C. Knopf                         Director                       114,399(14)                            2.80%

Clayton C. Larson                      Director, President            81,008(15)                             1.97%

William S. McAfee                      Director                       53,227(3)(16)                          1.30%

William H. Pope                        Director                       35,563(3)(17)                          *

Mary Lou Rawitser                      Director                       6,512                                  *

William K. Sambrailo                   Director                       45,704(3)(18)                          1.11%

Robert B. Sheppard                     Director                       41,313(3)(19)                          1.00%

Clyn Smith, Jr.                        Director                       51,590(3)(20)                          1.26%

All directors and executive officers as a group (20 persons)          819,514                                19.97%


*  Owns less than 1%.

(1) All shares are calculated on the basis of the number of current shares held plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the record date.

(2) All percentages are calculated on the basis of the number of shares outstanding as of the record date plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the Record Date.

(3) Includes 6,697 shares subject to presently exercisable options granted under the Company's 1992 Directors' Stock Option Plan and 11,576 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan.

(4) Includes 5,742 shares subject to presently exercisable options granted under the Company's 1984 Stock Option Plan, 4,580 shares allocated as of December 31, 1996, to Mr. DeCius' account pursuant to the Company's Employee Stock Ownership Plan, and 2,066 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred Compensation Trust, FBO Dennis A. DeCius and 683 shares acquired under the Company's 401(k) Profit Sharing Plan. Also includes 8,322 held in the name of the 1994 DeCius Revocable Trust, 821 shares held by Smith Barney in an IRA for the benefit of Mr. DeCius and 699 shares held in an IRA by Smith Barney for the benefit of his wife.

(5) Includes 6,957 shares subject to presently exercisable options granted under the Company's 1984 Stock Option Plan and 2,654 shares held by DiCicco Centers, a partnership of which Mr. DiCicco is a general partner.

(6) Includes 1,653 shares subject to presently exercisable options granted under the Company's 1994 Stock Option Plan and 2,721 shares allocated as of December 31, 1996, to Mr. Diederick's account pursuant to the Company's Employee Stock Ownership Plan.

(7) Includes 5,693 shares held in the name of the Lewis L. Fenton Living Trust and 9,595 shares held in an IRA by Wells Fargo Bank for the benefit of Mr. Fenton.

(8) Includes 2,839 shares held by Dean Witter in an IRA for the benefit of Mr. Fry.

(9) Includes 26,515 shares held in the name of Emilio Guglielmo Winery Inc., of which Mr. Guglielmo is a shareholder, director and executive officer, 3,444 shares owned by Guglielmo Winery Inc. Profit Sharing Plan and 192 shares held in the name of Mr. Guglielmo's children and grandchild.

(10) Includes 5,780 shares held in the name of the Stanley Haynes Living Trust and 3,651 shares owned by Cinderella Showcase, Inc., a corporation controlled by Mr. Haynes. Also includes 2,342 shares held by Dean Witter in an IRA for the benefit of Mr. Haynes and 459 shares owned by Mr. Haynes and his daughter as joint tenants.

(11) Includes 19,142 shares subject to presently exercisable options granted under the Company's 1984 Stock Option Plan, 6,625 shares allocated as of December 31, 1996, to Mr. Horton's account pursuant to the Company's Employee Stock Ownership Plan and 642 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred Compensation Trust, FBO D. Vernon Horton. Also includes 2,026 held by Smith Barney in an IRA for the benefit of Mr. Horton and 44,751 shares held in the name of D. Vern Horton and Joyce Marie Horton Revocable Trust.

(12) Includes 11,576 shares subject to presently exercisable options granted under the Company's 1992 Directors' Stock Option Plan and 28,280 shares held in the name of Hubert W. Hudson & Patricia A. Hudson Revocable Trust.

(13) Includes 7,531 held by Charles Schwab & Co. Inc. in an IRA for the benefit of Dr. Keller and 7,184 held in the name of William James Keller & Clara Downs Keller Trust.

(14) Includes 25,389 held by the Knopf Construction Co. Retirement Plan and 2,650 held in the name of Mr. Knopf's children.

(15) Includes 19,142 shares subject to presently exercisable options granted under the Company's 1984 Stock Option Plan, 6,506 shares allocated as of December 31, 1996, to Mr. Larson's account pursuant to the Company's Employees Stock Ownership Plan and 4,771 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred Compensation Trust, FBO of Clayton C. Larson. Also includes 6,946 shares held by First Trust & Co. in an IRA for the benefit of Mr. Larson, 606 shares held in an IRA by First Trust & Co. for the benefit of his wife and 186 shares held in the name of Mr. Larson's children with Mrs. Larson as custodian.

(16)  Includes 30,183 held by Paine Webber in an IRA for the benefit of Dr.
McAfee.

(17) Includes 13,462 shares held by W. H. Pope, Inc., as to which Mr. Pope exercises sole voting and investment control and 1,037 held in an IRA by Dean Witter for the benefit of Mr. Pope.

(18) Includes 15,556 shares held in the name of the William K. Sambrailo Trust, 10,309 shares held in name of the Charles Sambrailo Paper Co. Profit Sharing Trust over when Mr. Sambrailo exercises voting and investment control, and 135 shares held by Mr. Sambrailo and Clarence J. Ferrari, Jr., Co-Trustees of the Charles P. Sambrailo, Jr., QTIP Trust. Also includes 1,431 shares held by Paul E. Crabb, Trustee, The William K. Sambrailo Grandchildren's Trust I, II and III.

(19) Includes 23,040 shares held by The Bank of California in an IRA for the benefit of Mr. Sheppard.

(20) Includes 32,039 shares held in the name of the Clyn Smith Jr. Living Trust, 200 shares held in the Brian T. Smith Trust of which Dr. Smith is Successor Trustee and 1,078 owned by Dr. Smith's wife.





                                   PROPOSAL NO.  1

                         ELECTION OF DIRECTORS OF THE COMPANY

            The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the Meeting and the inspectors of election may disregard all votes cast for such nominee(s).

            The authorized number of Directors to be elected at the Meeting is eighteen (18). Each Director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

            All proxies will be voted for the election of the following eighteen (18) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

                                EXECUTIVE OFFICERS & DIRECTORS



NAME                                       AGE       POSITIONS HELD WITH THE COMPANY, FIRST NATIONAL BANK OF CENTRAL CALIFORNIA
                                                     (FNBCC) AND SOUTH VALLEY NATIONAL BANK (SVNB)
----------------------------------------------------------------------------------------------------------------------------------

Charles E. Bancroft                        71        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Dennis A. DeCius                           58        Executive Vice President and Chief Financial Officer of the Company since
                                                     1983; Senior Vice President and Chief Financial Officer of FNBCC since 1983;
                                                     Executive Vice President and Chief Financial Officer of FNBCC and SVNB since
                                                     1997.
----------------------------------------------------------------------------------------------------------------------------------
Gene DiCicco                               55        Director of the Company since 1990; Director of FNBCC since 1990.
----------------------------------------------------------------------------------------------------------------------------------
Dale R. Diederick                          47        Senior Vice President and Loan Administrator of FNBCC since 1983; Senior Vice
                                                     President and Loan Administrator of the Company since 1993; Executive Vice
                                                     President and Loan Administrator of the Company, FNBCC and SVNB since 1997.
----------------------------------------------------------------------------------------------------------------------------------
Lewis L. Fenton                            71        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Gerald T. Fry                              68        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
James L. Gattis                            59        Secretary of the Company.  Director of the Company since 1983; Director of
                                                     FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Eugene R. Guglielmo                        46        Director of the Company since 1997; Director of SVNB since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Stanley R. Haynes                          57        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
D. Vernon Horton                           57        Chairman of the Board.  Director of the Company since 1983; Director of FNBCC since 1983; Director of SVNB since 1997.
----------------------------------------------------------------------------------------------------------------------------------
Hubert W. Hudson                           70        Director of the Company since 1990; Director of FNBCC since 1990.
----------------------------------------------------------------------------------------------------------------------------------
William J. Keller                          64        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Roger C. Knopf                             56        Director of the Company since 1997; Director of SVNB since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Clayton C. Larson                          50        President. Director of the Company since 1983; Director of FNBCC since 1983;
                                                     Director of SVNB since 1997.
----------------------------------------------------------------------------------------------------------------------------------
William S. McAfee                          63        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
William H. Pope                            69        Director of the Company since 1983; Director of FNBCC since 1983; Director of SVNB since 1997.
----------------------------------------------------------------------------------------------------------------------------------
Mary Lou Rawitser                          52        Director of the Company since 1997; Director of SVNB since 1994.
----------------------------------------------------------------------------------------------------------------------------------
William K. Sambrailo                       69        Director of the Company since 1990; Director of FNBCC since 1990.
----------------------------------------------------------------------------------------------------------------------------------
Robert B. Sheppard                         74        Director of the Company since 1983; Director of FNBCC since 1983.
----------------------------------------------------------------------------------------------------------------------------------
Clyn Smith, Jr.                            77        Director of the Company since 1984; Director of FNBCC since 1984.
----------------------------------------------------------------------------------------------------------------------------------



                                               DIRECTORS

            The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five (5) years, has been furnished to the Company by the respective nominees for director. Except for the Banks and Pacific Capital Services Corporation (an inactive subsidiary of the Company), none of the corporations or organizations discussed below is an affiliate of the Company.

      CHARLES E. BANCROFT is a director, President and CEO of Sequoia Insurance Company and Citation Insurance Company, both California domiciled property and casualty insurance companies. He also serves as President of the Coalition of Independent Casualty Companies of America (CICCA). He was formerly President of American Sentinel Insurance Company and director and officer for Pace America, from which he resigned in August 1994. Until June 30, 1986, Mr. Bancroft served as Chairman, President and Chief Executive Officer of Calmutual Insurance Company, a successor to California Mutual Insurance Company, for which Mr. Bancroft served as Chairman and Chief Executive Officer for twenty one years. Mr. Bancroft has also held numerous civic and trade-related offices and directorships.

      GENE DICICCO founded and is a principal in DiCicco Nurseries, Inc., Sunnyvale Floral Shippers, Inc., DiCicco Centers and Watsonville Nurseries. He has had active involvement as a board member, President, or Committee Chair in the Watsonville Chamber of Commerce, Rotary Club, Watsonville Community Hospital and Watsonville YMCA. Mr. DiCicco is a member of the Board of Directors for Watsonville Community Hospital. He also has held positions of responsibility in trade organizations serving rose growers in the United States.

      LEWIS L. FENTON is a practicing attorney serving as of counsel to Fenton & Keller, a professional corporation with offices in Monterey and Salinas, and to Hoge, Fenton, Jones and Appel, Inc. of San Jose. Mr. Fenton received his A.B. degree from Stanford University in 1948 and his L.L.B. degree from Stanford University Law School in 1950 and has been a member of the California Bar Association since that time. Mr. Fenton is a member of the American Bar Association, the Monterey and Santa Clara County Bar Associations, the National Association of Railroad Trial Counsel, the Association of Defense Counsel of Northern California (serving as President during 1966-1967) and the International Academy of Trial Lawyers. He is certified as an Advocate by the American Board of Trial Advocates, the National Board of Trial Advocates and is a fellow of the American College of Trial Lawyers.

      GERALD T. FRY is the Chief Financial Officer of OPI-Office Products, Inc. in Monterey and served as a member of the Monterey City Council beginning in 1963, having been re-elected six times. Mr. Fry also served as Mayor of Monterey, having been elected three times. Presently he serves as Chairman of the Community Health Plan and is a member of the Board of Directors of the Naval Postgraduate School Foundation. He has been actively engaged in the office products sales field since 1960.

      EUGENE R. GUGLIELMO is a Director and Executive Officer of Emilio Guglielmo Winery, a family-owned and operated vineyard and winery located in Morgan Hill, Santa Clara Valley since 1925. Mr. Guglielmo received his B.S. degree in Business Administration and Marketing from the Santa Clara University in 1971. He is a past President and current director of the Santa Clara Winegrowers Association. He and his family have been involved in and supportive of many local community organizations and activities.

      JAMES L. GATTIS is a self-employed real estate developer and is active in commercial real estate development and the renovation of commercial buildings in Salinas. Mr. Gattis is the former owner of Jim Gattis Men's Wear and is President of Keystone Plus, Inc. which is a management consulting company. Mr. Gattis serves as a Founding Director of the California International Airshow, and director of Cherry's Jubilee, Salinas Valley Memorial Hospital Foundation, Community Foundation for Monterey County and is a director of the Steinbeck Center Foundation.

      STANLEY R. HAYNES has been President of Cinderella Showcase, Inc., since 1967, a retail carpet firm with three stores in Salinas and two stores in San Luis Obispo. Mr. Haynes is a former member of the Evans-Black Carpets National Dealer Advisory Council, a former member of the Board of Directors of the Retail Carpet Institute and was named America's Floor Covering Dealer of the Year in 1978.

      HUBERT W. HUDSON retired in 1996 from McSherry & Hudson, Watsonville, a general insurance agency, having held a partnership interest since 1950. In addition to his insurance business, Mr. Hudson is an investor in several Santa Cruz County properties including Aptos Station, a shopping center in Aptos, and properties in the City of Watsonville held by the partnership, Arthur Road Properties of Watsonville. He is past President of the Watsonville Rotary Club, Watsonville Insurance Agents Association and past director of the Independent Insurance Agents Association of California. He is a member of SCORE, a counseling service to small businesses.

      WILLIAM J. KELLER has been a practicing urologist in Salinas since 1964. A graduate of the University of Illinois with a degree in Chemistry, he attended medical school at the University of Illinois Medical Center in Chicago and received his M.D. in 1957. His internship in Chicago in 1957 and 1958 was followed by a four-year residency in urology at the Southern Pacific Hospital in San Francisco. Following a two-year tour of duty as a captain in the Medical Corps at Womack Army Hospital in Fort Bragg, North Carolina, he moved to Salinas. Professional activities include membership in the California Medical Association and Monterey County Medical Society (President 1975-76). Dr. Keller is also a Fellow of the American College of Surgeons and a Diplomate of the American Board of Urology. He is past President of the Salinas Rotary Club.

      ROGER C. KNOPF is the President of Knopf Construction Inc., a general building construction company located in Morgan Hill since 1976. Mr. Knopf attended San Jose State University. He is a past President of the Santa Clara County Landowners Association and the Morgan Hill Rotary Club. He has served on many County of Santa Clara, City of Morgan Hill, and Morgan Hill Unified School District committees. He is presently Chairman of the Board of COLUMBIA Good Samaritan Health System and the Morgan Hill Rotary Endowment Fund. Mr. Knopf was Morgan Hill Citizen of the Year in 1989.

      WILLIAM S. MCAFEE is a physician and surgeon specializing in otolaryngology and head and neck surgery in Monterey since 1968. Dr. McAfee graduated from Ohio Wesleyan University in 1956, received his M.D. from the Ohio State University College of Medicine in 1961 and served his internship and residency between 1962 and 1966 at the Herbert C. Moffitt - University of California Hospital in San Francisco. He was Board certified in otolaryngology in 1966, has been a Fellow of the American College of Surgeons since 1972 and is a Fellow in the American Academy of Facial Plastic and Reconstructive Surgery. Dr. McAfee is the President of the Monterey Peninsula Surgery Center. He serves on the Monterey County Medical Society Board of Directors, a member of the California Medical Association and Governing Board Community Health Plan. Dr. McAfee is the Medical Director of the Rotacare Clinic in Seaside, Chairman of the Maxillofacial Division of the Community Hospital of the Monterey Peninsula and serves on the P.A.C. Advisory Board of the American Academy of Otolaryngology, Head and Neck Surgery. He is also the past President of the Monterey Rotary Club.

      WILLIAM H. POPE is a retired certified public accountant. In 1960, Mr. Pope was instrumental in the formation of the firm of Kasavan and Pope, of which he was the senior partner, which now has offices in Salinas and Monterey. He holds memberships in the American Institute of Certified Public Accountants as well as the California Society of CPA's.

      MARY LOU RAWITSER is a Registered Investment Advisor and a Certified Financial Planner. Ms. Rawitser is a graduate of the University of Southern California and received a Master of Arts degree from San Francisco State University. Her professional affiliations include the Institute of Certified Financial Planners and the International Association for Financial Planning. She is active in the Chamber of Commerce, AAUW, Gilroy Rotary as past President and is currently President of the Gilroy Rotary Endowment Fund.

      WILLIAM K. SAMBRAILO joined the Charles Sambrailo Paper Company, Watsonville, a produce packaging supplies company, in 1962 and has served as its President since 1989. He is also Secretary/Treasurer of S&S Trucking, a common carrier, a partner in Charles Sambrailo & Sons, and a partner in Samco Plastics, Inc., an injection mold and manufacturing company.

      ROBERT B. SHEPPARD retired in 1981 as Vice Chairman of the Board of Directors of Allstate Insurance Companies, culminating a thirty-year career in the insurance industry. He was President of Allstate Insurance Companies and Allstate Enterprises, Inc. from 1973 to 1980. Mr. Sheppard served on the Executive Committee of the United States Olympic Committee from 1976 to 1988 and is currently a trustee of the United States Olympic Foundation. He is also a Trustee of Community Hospital of the Monterey Peninsula. In addition, Mr. Sheppard is a consultant and a member of the Compensation Committee to The Doctors Co., a medical malpractice insurer.

      CLYN SMITH, JR., is a general surgeon who began his practice in Monterey, California in 1949 and retired from practice in 1984. Dr. Smith graduated (A.B.) from Stanford University in 1940 and received his M.D. degree from Stanford University School of Medicine in 1944. He is a Fellow of the American College of Surgeons and a Diplomate of the American Board of Surgery. He served his internship at the Highland-Alameda County Hospital in Oakland in 1943-44 followed by two years of military service in the Army Medical Corps. He was Resident in Surgery at the Samuel Merritt Hospital in Oakland, CA in 1946-47 and was Resident in Surgery at the Highland-Alameda County Hospital in Oakland, CA in 1947-49. Professional activities include membership in the American Medical Association, California Medical Association and the Monterey County Medical Society, of which he is a past President. Dr. Smith is a former member of the Board of Directors of the Carmel Foundation and the Carmel Bach Festival.

            No director or executive officer of the Company or the Banks has any family relationship with any other director or executive officer of the Company or the Banks.

            No director or nominee as a director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

                               COMMITTEES OF THE BOARD OF DIRECTORS

            During the fiscal year ended December 31, 1996, the Board of Directors of the Company held twelve (12) regularly scheduled meetings and two (2) special meetings. The Board of Directors of First National Bank of Central California held twelve (12) regularly scheduled meetings and acted by telephonic board meeting two (2) times. Each director attended at least 75% of the aggregate number of Board of Directors' meetings and meetings held by all committees of the Board on which each director served, except directors Bancroft and Fenton, who attended 64% and 73% of such meetings, respectively. Information regarding the Committees below is as of December 31, 1996.

            The EXECUTIVE COMMITTEE is chaired by Mr. Pope. Messrs. Gattis, Haynes, Horton, Hudson, Larson, McAfee and Sheppard are also members. The primary responsibility of the Executive Committee is to ensure that the Company and the Banks are functioning in accordance with their articles of incorporation, their Bylaws, and other legal requirements. When business conditions warrant or situations arise that require Board decisions between Board meetings, the committee has the authority to hold a special meeting and conduct Board business. The Executive Committee held three (3) meetings during 1996.

            The AUDIT COMMITTEE is chaired by Mr. Pope. Messrs. Fenton, Fry, Haynes, Keller, and McAfee are also members. The committee (a) approves the selection and termination of independent public auditors, (b) approves the scope of external audit services, (c) reviews adjustments recommended by the independent public accountant and address disagreements between the independent public accountant and management, (d) reviews the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and (e) supervises the internal audit function, which may include approving the selection, compensation and termination of internal auditors. The Audit Committee held three (3) meetings during 1996.

            The STOCK OPTION COMMITTEE is chaired by Mr. Sheppard. Messrs. Fenton and Pope are also members. The committee principal function is to administer the Company's stock option plans. The Stock Option Committee held three (3) meetings in 1996.

            The HUMAN RESOURCES COMMITTEE is chaired by Mr. Sheppard. Messrs. Bancroft, Gattis, Horton, Keller, Larson and Sambrailo are also members. The committee is to ensure that the Banks' human resources administration supports and maintains the Banks' primary mission while providing proper management policies, procedures, and reporting systems that assure appropriate recruiting, training, human resources development activities, and that compensation and benefit plans are competitive within the industry. The Human Resources Committee held two (2) meetings in 1996.

            In accordance with the requirements of the Securities and Exchange Commission ("SEC"), the Human Resources Committee of the Board of Directors of the Bank has prepared the Report on Executive Compensation which appears at page 16 of this Proxy Statement.

                  OTHER COMPENSATION AND COMPENSATION OF DIRECTORS

            The non-employee Company directors receive $200 for each regular meeting of the Board of Directors attended. The Chairman of the Audit and Security Committee receives $300 and other non-employee directors receive $100 for each meeting attending. The directors who serve as members of the Executive Committee and Human Resources, receive $100 for each meeting attended.

            The Company, on behalf of certain of its directors who desire group medical insurance coverage, paid $30,640 in insurance premium payments for such coverage in 1996.

                                   EXECUTIVE MANAGEMENT

      D. VERNON HORTON is Chairman of the Board and Chief Executive Officer and a director of the Company, First National Bank of Central California and South Valley National Bank. Mr. Horton's banking career commenced in 1964 with Valley National Bank, Salinas. He served that bank in various capacities including lending, operations and business development and in 1979 was appointed Chief Executive Officer and a member of the Board of Directors.
 In August of 1981 he was appointed President of Valley National Bank. He resigned all positions with Valley National Bank on December 31, 1983, to join the Company and First National Bank of Central California. Mr. Horton is also a director of Pacific Capital Services Corporation. He serves as a director of Cherry's Jubilee and the California Rodeo Association.

      CLAYTON C. LARSON is President and Chief Administrative Officer and a director of the Company, First National Bank of Central California and Vice Chairman of the Board of South Valley National Bank. Mr. Larson's banking career commenced in 1972 when he joined Valley National Bank. During his tenure with Valley National Bank he attained the position of Senior Vice President/Branch Administrator and in 1981 became a director of that bank.
In addition to his duties as Branch Administrator, he was responsible for the marketing activities of the bank and was chairman of the salary committee. Mr. Larson is also President and a director of Pacific Capital Services Corporation. He serves on the Board of Trustees of the Monterey Institute of International Studies, is President of the Coalition for Research in Education (CoRE), and serves on the Advisory Boards for Leadership Monterey Peninsula, Legal Services for Seniors and the Monterey Peninsula Chamber of Commerce.

      DENNIS A. DECIUS is Executive Vice President and Chief Financial Officer of the Company, First National Bank of Central California and South Valley National Bank. He serves as Chief Financial Officer and Secretary of Pacific Capital Services Corporation. Mr. DeCius' banking career began in 1959 when he joined the Federal Reserve Bank of San Francisco. During his nine and one-half years with the Federal Reserve Bank of San Francisco, he held various positions and spent six years serving in the capacity of Assistant Auditor. In 1970, he was employed by Valley National Bank of Arizona as Assistant Branch Manager/Operations. In 1973, he moved to El Camino Bank, Anaheim, California as the Vice President and Cashier and served in that capacity until June of 1974 when he joined Valley National Bank, Salinas, California as Vice President and Cashier. Mr. DeCius rejoined Valley National Bank of Arizona in 1976 as Project Coordinator. In 1979, Mr. DeCius accepted a position with Valley Bank of Nevada as Vice President/Manager of Depositor Services, and, during the remainder of his tenure, also served in the positions of Vice President, Chief Auditor and Vice President of Human Resources. In 1982, he joined Chino Valley Bank, Chino, California as Senior Vice President and Cashier. Mr. DeCius serves as a director and past Chairman of Western Payments Alliance.

      DALE R. DIEDERICK is Executive Vice President/Loan Administration for the Company, First National Bank of Central California and South Valley National Bank. He has been with the Company since 1984 and was elected an executive officer in January 1993. Mr. Diederick was with Valley National Bank, Salinas from 1977-1984 and served as a regional supervisor responsible for the loan operations of nine branches prior to joining the Company. He was a branch manager with Household Finance Company prior to beginning his banking career. Mr. Diederick has also served as an instructor for Robert Morris Associates in both consumer lending and commercial lending courses.

                                   EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth a summary of the compensation paid (for services rendered in all capacities) during the Company's past three fiscal years to D. Vernon Horton, Chief Executive Officer of the Company, and to Clayton C. Larson, Dennis A. DeCius and Dale R. Diederick, executive officers of the Company whose salary and bonus for 1996 exceeded $100,000 ("named executive officers").



                                                                                                  Long-Term
                                                                              Other Annual      Compensation
                                                                              Compensation         Awards/           All Other
Name             Position                   Year     Salary         Bonus       ($) (1)        Options (#)(2)     Compensation (3)
----------------------------------------------------------------------------------------------------------------------------------

D. Vernon        Chairman of the Board      1996     $183,241       $180,000      --                  21,000              $54,455
Horton           and Chief Executive        1995     $171,254       $155,250      --                       0              $90,556
                 Officer                    1994     $159,328       $135,000      --                       0              $57,332
----------------------------------------------------------------------------------------------------------------------------------
Clayton C.       President and Chief        1996     $177,276       $180,000      --                  21,000              $36,403
Larson           Administrative Officer     1995     $165,672       $155,250      --                       0              $70,575
                                            1994     $154,128       $135,000      --                       0              $40,866
----------------------------------------------------------------------------------------------------------------------------------
Dennis A.        Executive Vice President/  1996     $116,659        $70,000      --                   7,875              $40,210
DeCius           Chief Financial Officer    1995     $109,027        $67,650      --                       0              $63,208
                                            1994     $102,856        $61,500      --                       0              $41,026
----------------------------------------------------------------------------------------------------------------------------------
Dale R.          Executive Vice President/  1996      $93,295        $35,000      --                   7,875              $10,248
Diederick        Loan Administrator         1995      $87,192        $22,000      --                   3,307              $24,814
                                           1994*           --             --      --                      --                   --
----------------------------------------------------------------------------------------------------------------------------------

*  Mr. Diederick's salary and bonus did not exceed $100,000 in 1994.

(1) No named executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1996, 1995 or 1994.
(2) As adjusted for 5% stock dividend issued to shareholders of record as of December 1, 1996.
(3) The Company's contribution to the Employee Stock Ownership Plan ("ESOP") in 1996 was lower than in 1995 and 1994. Includes the cash value of shares allocated to Mr. Horton's ESOP account ($16,834) for 1996, $1,500 contributed by the Company to Mr. Horton's account in the Company's 401(k) Plan, $7,110 paid in life insurance and medical coverage premiums for Mr. Horton and $29,011 accrued under Mr. Horton's Salary Continuation Agreement. Includes the cash value of shares allocated to Mr. Larson's ESOP account ($16,610) for 1996, $1,500 contributed by the Company to Mr. Larson's account in the Company's 401(k) Plan, $6,519 paid in life insurance and medical coverage premiums for Mr. Larson and $11,774 accrued under Mr. Larson's Salary Continuation Agreement. Includes the cash value of shares allocated to Mr. DeCius' ESOP account ($12,971) for 1996, $1,500 contributed by the Company to Mr. DeCius' account in the Company's 401(k) Plan, $6,398 paid by the Company for life insurance and medical coverage premiums for Mr. DeCius and $19,341 accrued under Mr. DeCius' Salary Continuation Agreement. Includes the cash value of shares allocated to Mr. Diederick's ESOP account ($8,715) for 1996, $1,500 contributed by the Company to Mr. Diederick's 401(k) Plan and $33 paid by the Company for life insurance and medical coverage premiums for Mr. Diederick.


                                 STOCK OPTIONS GRANTS AND EXERCISES

            In addition to the Company's 1984 Stock Option Plan, the Board of Directors of the Company adopted the Pacific Capital Bancorp 1994 Stock Option Plan (the "1994 Plan") on September 27, 1994, in which the Chief Executive Officer and other executive officers of the Company participate. The 1994 Plan set aside 489,000 shares (adjusted to reflect all stock dividends, stock splits and option exercises) of the Company's Common Stock for which options may be granted to the directors, officers and employees of the Company. The 1994 Plan was approved by the shareholders of the Company at its 1995 Annual Meeting of Shareholders. The 1994 Plan extends for a period of ten (10) years and is administered by a three-member committee of the Board of Directors. All committee members qualify as "non-employee directors" within the meaning of the Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

            The 1994 Plan provides for the issuance of options which qualify as incentive stock options and under Section 422A of the Internal Revenue Code, as amended (the "Code") as well as nonqualified options. Incentive stock options are subject to different tax treatment than nonqualified options. The exercise price of any option may not be less than 100% of the fair market value of the shares subject to option on the date the option is granted.

Within three (3) months following termination of directorship or employment for any reason other than death, disability, or cause, an optionee may exercise his or her option to the extent such option was exercisable on the date of termination. If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative or estate has the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option. If an optionee is terminated for cause, neither the optionee nor the optionee's estate is entitled to exercise any option with respect to any shares of the Company Common Stock.

            No options under the 1984 Stock Option Plan or 1994 Plan were exercised by any of the named executive officer of the Company during the 1996 fiscal year.

            The following table shows the stock options granted to named executive officers during the last completed fiscal year:

                             Option/SAR Grants in Last Fiscal Year



                                                                                                        Potential Realizable Value
                                                                                                        at Assumed Annual Rates of
                                                                                                         Stock Price Appreciation
                                         Individual Grants                                                     for Option Term
------------------------------------------------------------------------------------------------------  --------------------------
                    Number of            % of Total
                    Securities Under-    Option Granted
                    lying Options        to Employees in        Exercise or Base
Name                Granted (#)          Fiscal Year            Price ($/Sh)           Expiration Date       5% ($)       10% ($)
----------------------------------------------------------------------------------------------------------------------------------
D. Vernon Horton          21,000              33.9%                 $25.71                11/21/06          $339,603     $860,621
----------------------------------------------------------------------------------------------------------------------------------
Clayton C. Larson         21,000              33.9%                 $25.71                11/21/06          $339,603     $860,621
----------------------------------------------------------------------------------------------------------------------------------
Dennis A. DeCius           7,875              12.7%                 $25.71                11/21/06          $127,351     $322,733
----------------------------------------------------------------------------------------------------------------------------------
Dale R. Diederick          7,875              12.7%                 $25.71                11/21/06          $127,351     $322,733
----------------------------------------------------------------------------------------------------------------------------------

            The following table shows the value at December 31, 1996, of unexercised options held by the named executive officers:

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values




                                                                             Number of securities            Value of unexercised
                                                                            underlying unexercised           in-the-money options
                                                                         options at fiscal year-end (#)     at fiscal year-end ($)
-----------------------------------------------------------------------  ------------------------------  -------------------------

Name                Shares acquired on exercise (#)   Value Realized ($)   Exercisable/unexercisable     Exercisable/unexercisable
----------------------------------------------------------------------------------------------------------------------------------
D. Vernon Horton                 0                            0                 19,142/21,000                    $233,159/$0
----------------------------------------------------------------------------------------------------------------------------------
Clayton C. Larson                0                            0                 19,142/21,000                    $233,159/$0
----------------------------------------------------------------------------------------------------------------------------------
Dennis A. DeCius                 0                            0                  5,742/7,875                      $69,940/$0
----------------------------------------------------------------------------------------------------------------------------------
Dale R. Diederick                0                            0                  1,653/9,529                    $13,644/$13,673
----------------------------------------------------------------------------------------------------------------------------------


                                    EMPLOYMENT CONTRACTS

            First National Bank of Central California entered into a three-year employment agreement with Mr. Horton on May 22, 1996, pursuant to which he serves as President of First National Bank of Central California. The agreement provides for an annual salary of $183,241 subject to annual increases within the sole discretion of the Board of Directors of First National Bank of Central California. Mr. Horton's salary has been set at $196,984 for the second year of the agreement. First National Bank of Central California may also pay an annual discretionary cash bonus to Mr. Horton based upon his efforts and performance. The amount of such bonus, if any, will be determined within the sole discretion of the Board of Directors of First National Bank of Central California. If Mr. Horton is terminated without cause during the course of the agreement, he will be entitled to receive severance pay in an amount equal to six months' salary at his then prevailing salary. In the event of a change in control by merger or purchase of First National Bank of Central California and/or the Company into or by another entity, not resulting from financial difficulties or insolvency of First National Bank of Central California or the Company, Mr. Horton shall receive 18 months' compensation. In any other event, Mr. Horton will be entitled only to the salary earned up to the date of termination. If a program is established which provides for a calculable annual bonus, he also will be entitled to receive a pro rata bonus based upon the fraction of the calendar year during which he was employed. Mr. Horton has been provided with an automobile for use during the term of the agreement. Mr. Horton is also being reimbursed for all ordinary and necessary expenses incurred by him in connection with activities associated with promoting the business of First National Bank of Central California. Further, Mr. Horton has been furnished a term life insurance policy in the face amount of $250,000 and with health, accident and disability insurance for himself and his family.

            First National Bank of Central California entered into a three-year employment agreement with Mr. Larson on May 22, 1996, pursuant to which he serves as Executive Vice President and Chief Administrative Officer of First National Bank of Central California. The agreement provides for an annual salary of $177,276 subject to annual increases within the sole discretion of the Board of Directors of First National Bank of Central California. Mr. Larson's salary has been set at $190,571 for the second year of the agreement. The remaining terms of Mr. Larson's agreement regarding automobile, bonuses, termination, expenses, insurance and severance pay are identical to those contained in Mr. Horton's agreement.

            First National Bank of Central California entered into a three-year employment agreement with Mr. DeCius on May 22, 1996, pursuant to which he serves as Executive Vice President and Chief Financial Officer of First National Bank of Central California. The agreement provides for an annual salary of $116,659 subject to annual increases within the sole discretion of the Board of Directors of First National Bank of Central California. Mr. DeCius' salary has been set at $125,408 for the second year of the agreement. The remaining terms of Mr. DeCius' agreement regarding automobile, bonuses, termination, expenses, insurance and severance pay are identical to those contained in Mr. Horton's agreement.

                       EXECUTIVE SALARY CONTINUATION AGREEMENTS

            On August 22, 1989, Messrs. Horton, Larson and DeCius each entered into an Executive Salary Continuation Agreement with First National Bank of Central California. The agreements provide that if the Executive continues to be employed by First National Bank of Central California at least until he reaches age 65, the Executive may retire or continue to work past age 65. Upon the Executive's retirement, First National Bank of Central California will pay an annual amount of $75,000, $70,000 and $50,000 to Messrs. Horton, Larson and DeCius, respectively, payable monthly for a period of 180 months following such retirement, subject to certain conditions set forth in the agreements. The Executive may also elect to take "early retirement" provided he has reached age 55 and has completed 10 years of service. If he so elects, he will receive monthly payments determined pursuant to a formula set forth in the agreements for a period of 180 months.

            If the Executive has been employed by First National Bank of Central California for a period of at least 3 continuous years, and the Executive's employment is terminated by First National Bank of Central California without cause, the Executive will be considered to be vested in 20% of the total amount he would otherwise receive and will become vested in an additional 10% for each succeeding year until he becomes 100% vested. In the event of a change in control of First National Bank of Central California, the Executive will become fully vested and, if his employment is terminated as a result of said change in control, will be entitled to the full amount as a severance payment.

            First National Bank of Central California purchased single premium life insurance policies on Messrs. Horton, Larson and DeCius in order to assist in meeting its obligations under the agreements and to indemnify First National Bank of Central California against loss. First National Bank of Central California is named as owner and beneficiary under each of the insurance policies.

            It is anticipated that the employment and salary continuation agreements for Messrs. Horton, Larson and DeCius will be modified to reflect the acquisition of South Valley National Bank in November 1996.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any person who owns more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, there are no greater than ten-percent holders of the Company's Common Stock.

            Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that for the period from January 1, 1996, through December 31, 1996, its officers and directors complied with all applicable filing requirements under Section 16(a).


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            First National Bank of Central California's Administrative and Oldtown office is leased from James L. Gattis, a director of the Company, pursuant to a lease for a total of 17,033 square feet of office space in a building located at 307 Main Street, Salinas, California. The initial lease commenced on May 1, 1989, for a five (5) year term with three consecutive five-year options to renew. The first option commenced on January 1, 1994. The initial rental rate under the lease was $10,600 per month and is increased annually to reflect changes in the Consumer Price Index for all items for the San Francisco/Oakland Metropolitan Area, using October, 1988 as the base month. First National Bank of Central California also paid all taxes and assessments levied against the leased premises and also pays for all utilities. First National Bank of Central California paid $191,633 in rent for these premises during 1996.

            In 1996, the Company's Credit Administration and Loan Operations Department was relocated to 517 Main Street, Salinas, California which is leased from Mr. Gattis. The lease for 5,365 square feet of office space, commenced on December 1, 1996, through April 30, 1999, with two consecutive five-year options to renew. The initial rental rate under the lease was $4,500 per month and is increased annually to reflect changes in the Consumer Price Index for all items for the San Francisco/Oakland Metropolitan Area, using September 1996 as the base month. The Company also paid all taxes and assessments levied against the leased premises and also pays for all utilities. The Company paid $4,200 in rent for these premises during 1996.

            Based on available market lease rate information, the Company's and First National Bank of Central California's Board of Directors have determined that the lease rates are competitive with and comparable to market lease rates in Salinas, California and that the terms of the leases are no less favorable to the Company or First National Bank of Central California than would be the terms of a lease with an unrelated party.

                              INDEBTEDNESS OF MANAGEMENT

            Some of the directors and executive officers of the Company and members of their immediate families and the companies with which they have been associated have been customers of and have had banking transactions with the Banks in the ordinary course of the Banks' businesses since January 1, 1996, and the Banks expect to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Banks did not involve more than the normal risk of collectibility or present other unfavorable features.

                                  PERFORMANCE GRAPH

            Shown below is a table prepared by SNL Securities, L.P. from sources believed by SNL to be reliable and is believed by SNL to be true and accurate in both form and content which charts the value of the Company's Common Stock during the past 5 years compared to the Standard & Poors 500 ("S&P 500") and the "California Independent Bank Index". The table assumes a $100 investment on December 31, 1991, in the Company's Common Stock, the S&P 500 and in the institutions included in the California Independent Bank Index, and that all dividends paid have been reinvested.


                                                           [GRAPH]




                                                                        PERIOD ENDING
                                    --------------------------------------------------------------------------
Index                                  12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
--------------------------------------------------------------------------------------------------------------
PACIFIC CAPITAL BANCORP                 100.00      103.58      110.95      145.23      206.05      219.04
S&P 500                                 100.00      107.62      118.47      120.03      165.13      202.89
CALIFORNIA INDEPENDENT BANK INDEX       100.00      100.51      123.80      131.31      181.46      223.96


                         REPORT ON EXECUTIVE COMPENSATION

THE HUMAN RESOURCES COMMITTEE

            The following report is made by the Human Resources Committee of the Board of Directors of First National Bank of Central California, as the Company does not have a standing compensation committee, and since executive officer compensation is paid primarily by First National Bank of Central California.

            The Human Resources Committee of the Board of Directors makes recommendations on executive compensation semi-annually to the Board of First National Bank of Central California. Among other responsibilities, the function of the Human Resources Committee is to analyze, review and recommend to the Board annually, an executive compensation program that covers the named executive officers of the Company.

            The Human Resources Committee has also considered the tax law limitation of deductibility of executive compensation of $1,000,000 per executive for publicly-held corporations. The Committee does not believe that this limitation will affect the Company as it does not anticipate that its executives' compensation will approach this limit. Additionally, its executives' salary and incentive compensation are paid by First National Bank of Central California, a subsidiary of the Company which is not publicly held.

COMPENSATION PHILOSOPHY

            The Company's compensation philosophy is to provide executive officers with compensation that is competitive with that paid by industry peers consisting of banks located in northern California of similar asset size, financial performance and marketing strategy.

CORPORATE PERFORMANCE FACTORS

            It is the policy of the Human Resources Committee to determine the components of executive compensation principally upon the basis of corporate performance. Among the performance factors considered by the Committee are profitability, capital levels and asset quality (non-performing assets, loan delinquencies and loan charge-offs), net interest margin, Return on Average Assets and Return on Average Equity. In considering these factors, the Committee does not assign any quantitative weight to the factors considered, but considers all the factors taken together.

INDIVIDUAL PERFORMANCE FACTORS

            Annual increases to an executive officer's base salary are determined, in part, based on the officer's responsibilities, performance of those responsibilities and achievement of corporate goals previously established by the Board of Directors at the beginning of each year. Incentive compensation is tied to individual performance, provided that corporate goals are met, in a manner that is intended to encourage continuous focus on enhancing shareholder value, profitability and teamwork.

COMPENSATION - SALARIES AND BONUS AWARDS

            The Human Resources Committee decided upon the compensation for each executive officer, including salary and incentive compensation, based on its review of industry peer group data for both corporate performance and compensation, and evaluations of the performance of each executive officer. Salaries are set at a level below those of industry peers in order to give a greater emphasis to incentive compensation. Industry peer group data for corporate performance is obtained from publications from regulatory agencies, industry consultants and an investment banking firm. Industry peer group data for compensation is obtained from regulatory agencies and industry trade groups.

            Incentive compensation is based on individual performance and industry peer group data, provided that pre-established corporate goals are met. At the end of each year, the Company's actual performance is assessed against these corporate goals and the results of these evaluations determine the amount of incentive compensation for the executive officers.

CHIEF EXECUTIVE OFFICER AND CHIEF ADMINISTRATIVE OFFICER COMPENSATION

            Mr. D. Vernon Horton serves as Chairman of the Board and Chief Executive Officer of the Company and the Banks and Mr. Clayton C. Larson, President and Chief Administrative Officer of the Company and First National Bank of Central California, also serves as Vice Chairman of South Valley National Bank. These two senior executive officers serve primarily in equal capacities. Although somewhat unique, First National Bank of Central California's organizational structure has proven to be highly successful. This unique organizational structure does not affect the Company's overall salary expenses as evidenced by the Company's being below the median in total salary expenses in comparison to industry peer group data, primarily because First National Bank of Central California has $2.53 million in assets per employee whereas $2.1 million in assets per employee is considered to be an industry standard. It has afforded management strength in succession and has clearly demonstrated economic value and efficiency in operations. Accordingly, recommendations and decisions on their compensation are made based upon the same performance criteria.

            First National Bank of Central California continues to experience positive growth under the joint leadership of Mr. Horton and Mr. Larson. Under the combined leadership of these two executive officers First National Bank of Central California enjoys over fifty years of seasoned experience. Both have extensive contact with customers, shareholders and personnel; and their immediate presence and interaction serves to reinforce First National Bank of Central California's founding philosophy in providing superior customer service and the support of the communities it serves, while focusing on the long-term health and growth of the Company.

            To encourage the achievement of corporate goals and foster the continuing growth of the Company, the Committee established the base salary for Mr. Horton's and Mr. Larson's compensation below the median salary level of other chief executive officers within First National Bank of Central California's peer group and adjusts their overall compensation through the payment of incentive compensation. The Committee considers incentive compensation to be a significant element of overall compensation in comparison to the base salaries paid to other chief executive officers of First National Bank of Central California's industry peer group.

            Mr. Horton's and Mr. Larson's incentive compensation was based upon their achievement of corporate goals previously established by the Board. Under the leadership of these two executive officers the Company exceeded the established goals and performance standards as defined under CORPORATE PERFORMANCE FACTORS. The Committee considered the Company's positive performance on Return on Average Assets, Return on Average Equity, Net Income and growth in Shareholders' Equity. Additionally considered was First National Bank of Central California's loan loss ratio and record of nonperforming assets, which continues to be well below peer group banks.

                        FIRST NATIONAL BANK OF CENTRAL CALIFORNIA
                        HUMAN RESOURCES COMMITTEE:
                        Robert B. Sheppard, Chairman
                        Charles E. Bancroft
                        James L. Gattis
                        William J. Keller
                        William K. Sambrailo

THE HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Human Resources Committee is comprised of five outside
Directors: Mr. Bancroft, Mr. Gattis, Mr. Keller, Mr. Sambrailo, and Mr. Sheppard. None of these individuals is or has been employed as an officer or employee of the Company or any of its subsidiaries.

                                   PROPOSAL NO. 2

                       RATIFICATION OF APPOINTMENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS

            The firm of KPMG Peat Marwick LLP, which served the Company as independent certified public accountants for 1996, has been selected by the Board of Directors of the Company to be its independent certified public accountants for the 1997 fiscal year. KPMG Peat Marwick LLP has no interest, financial or otherwise, in the Company. All proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent certified public accountants, the proxies will be voted for a substitute nominee to be designated by the Board of Directors.

            Representatives from the accounting firm of KPMG Peat Marwick LLP will be present at the Meeting will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                                  SHAREHOLDER PROPOSALS

            The 1998 Annual Meeting of Shareholders will be held on May 21, 1998. The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy for next year's Annual Meeting of Shareholders is December 19, 1997.


                                  OTHER PROPOSED ACTION

            The Board of Directors is not aware of any other business which will come before the Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Meeting.

            A COPY OF THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT ARE AVAILABLE UPON REQUEST TO DENNIS A. DECIUS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY.

            THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED BY ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO DENNIS A. DECIUS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PACIFIC CAPITAL BANCORP, PO BOX 1786, SALINAS, CALIFORNIA 93902-1786, (408) 757-4900.

                            PACIFIC CAPITAL BANCORP

                   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Pacific Capital Bancorp, and the accompanying Proxy Statement dated April 21, 1997 and revoking any Proxy heretofore given, hereby constitutes and appoints William J. Keller, William
S. McAfee and William H. Pope, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Pacific Capital Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Pacific Capital Bancorp, to be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California on Thursday, May 22, 1997, at 4:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of Directors.





-------------------------------------------------------------------------------
                    -arrow-  FOLD AND DETACH HERE  -arrow-

                                                          Please mark
                                                          your votes as  / X /
                                                          indicated in
                                                          this example


                      FOR all nominees listed    WITHHOLD AUTHORITY to vote
                      below (except as marked    for all nominees listed below.
                      to the contrary below)
1. To elect as
   Directors the              /   /                         /   /
   nominees set
   forth below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
             LINE THROUGH THE NOMINEES NAME IN THE LIST BELOW.

_______________________________________________________________________________
Charles E. Bancroft; Gene DiCico; Lewis L. Fenton; Gerald T. Fry;
James L. Gattis; Eugene R. Guglielmo; Stanley R. Haynes; D. Vernon Horton; Hubert W. Hudson; William J. Keller; Roger C. Knopf; Clayton C. Larson;
William S. McAfee; William H. Pope; Mary Lou Rawitser; William K. Sambrailo; Robert B. Sheppard; Clyn Smith, Jr.



                                                FOR      AGAINST    ABSTAIN
2.  To approve the proposal to ratify
    the appointment of KPMG Peat Marwick       /  /       /  /       /  /
    as independent certified public
    accounts for the Company's 1997
    fiscal year.



3.  In their discretion, the Proxies
    are authorized to vote upon such           /  /       /  /       /  /
    other business as may properly
    come before the meeting.


                             __ __   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                  | "FOR" THE ELECTION OF DIRECTORS, NOMINATED | BY THE BOARD OF DIRECTORS AND "FOR"
                                     PROPOSALS NOS. 2. THE PROXY, WHEN PROPERLY
                                     EXECUTED, WILL BE VOTED "FOR" THE ELECTION
                                     OF DIRECTORS NOMINATED BY THE BOARD OF
                                     DIRECTORS AND "FOR" PROPOSALS NOS. 2.


                                     I/We do _____ or do not _____ expect to
                                     attend the meeting.



Signature(s)_____________________________________  Date__________________, 1997


-------------------------------------------------------------------------------
                    -arrow-  FOLD AND DETACH HERE  -arrow-